Exhibit “23.1”

ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 30, 2014, which report expresses an unqualified opinion, relating to the consolidated financial statements of Elite Pharmaceuticals, Inc. and Subsidiary for the year ended March 31, 2014. We consent to the incorporation by reference of the aforementioned report in Post-Effective Amendment No. 1 on Form S-3 to the registrant’s Registration Statement on Form S-1 and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/S/ Demetrius Berkower LLC.

Wayne, New Jersey

July 1, 2014